Exhibit 99.5

CONSENT

In connection with the filing by Albatross Acquisition Corporation of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 under the Securities Act, to being named as a nominee to the board of directors of Albatross Acquisition Corporation in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to the Registration Statement and any amendments thereto.

August 20, 2026

Signature:	/s/ Becky Fallon
Name:	Becky Fallon